                                                                  Exhibit 10.147

                       CAM RECONCILIATION ESCROW AGREEMENT

     THIS CAM RECONCILIATION ESCROW AGREEMENT (this "Escrow Agreement") is made as of this ______ day of May, 2004, by and among NORTHPOINTE DELAWARE, LLC, a Delaware limited liability company, and CHULA VISTA PLAZA, LLC, a California limited liability company (collectively, "Seller"); INLAND WESTERN SPOKANE NORTHPOINTE, L.L.C., a Delaware limited liability company ("Inland"); and CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent").

                                    RECITALS:

     A. Seller and Inland Real Estate Acquisitions, Inc. previously entered into an Agreement of Purchase and Sale, dated as of March 23, 2004 (as amended and reinstated, the "Agreement"), a copy of which Agreement has been delivered to Escrow Agent and is incorporated by reference herein. Inland Real Estate Acquisitions, Inc. subsequently assigned its interest in the Agreement to Inland by Assignment and Assumption of Agreement of Purchase and Sale effective May 27, 2004.

     B. Capitalized terms used herein and not defined herein shall have the meanings ascribed to those terms in the Agreement.

     C. Seller has informed Inland that (a) Seller has completed the calendar year 2003 common area maintenance expense reconciliations for each and all of the tenants of the Property, and (b) such reconciliations show (that Seller owes to the Property tenants, on an aggregate, net basis, One Hundred Thirty Nine Thousand Thirty-Nine and 60/100 Dollars ($139,039.60) (the "Escrowed Funds") as reimbursement for such tenants' overpayment of their respective shares of common area maintenance expenses for calendar year 2003.

     D. Seller and Inland have agreed that Seller will deposit with Escrow Agent the Escrowed Funds, which funds shall be held, administered and disbursed pursuant to the terms of this Escrow Agreement.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Simultaneously with the execution of this Escrow Agreement, Seller will deposit, in cash, with the Escrow Agent the Escrowed Funds.

     2. (a) The Escrow Agent agrees to invest the Escrowed Funds in Permitted Investments, as hereinafter defined. The Escrow Agent shall not invest the Escrowed Funds in any investment that would require the Escrow Agent to pay a penalty for withdrawal to pay any disbursement hereunder. Interest earned on the Escrowed Funds shall accrue to such funds and be paid to Seller. For tax purposes, interest earned on the escrowed funds shall be for the account of Seller, Seller's tax identification numbers are:___________.

          (b)  The term "Permitted Investments" means:

               (i)    Government Obligations as hereinafter defined;

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

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               (ii)   Negotiable or non-negotiable certificates of deposit and
                      time deposits (including Eurodollar certificates of deposit), maturing within ninety (90) days from the date of acquisition, issued by a federally chartered bank having at least $10 billion in total assets (an "Approved Bank"); and

               (iii) money market funds of Chase Manhattan Bank or Bank of America, N.A.

                           The term "Government Obligations" means (a) direct
                      obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) above in this sentence issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), which obligations, in either case, are not subject to redemption prior to maturity at less than par by anyone other than the owner.

     3. (a) (i) Inland shall have the right, at any time and from time to time to request (each, a "Disbursement Request") Escrow Agent to disburse Escrowed Funds in an amount equal to (1) the amount that any tenant of the Property shall request as reimbursement for its overpayment of its pro rata share 2003 common area maintenance expenses for the Property, or (2) any amount offset against any rent or other amount that becomes due and payable under such tenant's lease of space at the Property for its overpayment of its pro rata share 2003 common area maintenance expenses. Inland shall forward copies of all Disbursement Requests to Seller at the time forwarded to Escrow Agent.

               (ii) Escrow Agent promptly shall disburse to Inland the amount requested in a Disbursement Request, unless Escrow Agent receives a written notice from Seller objecting to a release of all or part of the amount requested in the Disbursement Request within five (5) business days after Seller's and Escrow Agent's receipt of the Disbursement Request. Seller agrees that it shall not object to any requested disbursement provided that the amount so requested (with respect to each tenant on a tenant by tenant basis) does not exceed the amount owed to the tenant (as set forth on Exhibit A attached hereto and made a part hereof) for its overpayment of its pro rate share of 2003 common area maintenance expenses of the Property. Any such objection must set forth the basis on which such objection is made and the amount to which such objection is made. In such event, Escrow Agent shall release only such amount requested for payment in the Disbursement Request that Seller does not object to, if any, and Escrow Agent shall continue to hold the portion of the amount requested for payment in the Disbursement Request to which Seller objects until directed to do otherwise by joint written instruction from the parties or a decision by the Consulting Broker (as defined below) pursuant to (iii) below directing the disposition of such portion of the amount requested for payment in the Disbursement Request objected to by Seller.

               (iii) In the event Seller objects to the release of any funds requested for payment in a Disbursement Request, and the parties cannot resolve such disagreement or dispute, then either party shall have the right, upon ten
(10) days notice to the other party, to have the disagreement or dispute submitted to the Consulting Broker, for decision, whose decision shall be binding on Seller and Inland. Seller or Inland shall have the right to propose to the other the name of a third-party commercial real estate broker with at least ten (10) years experience in the shopping center field to resolve such

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT
disagreement or dispute (the "Consulting Broker"). If the parties cannot agree on such proposed Consulting Broker, either one shall have the right to refer the selection of the Consulting Broker to the president of a commercial real estate brokerage association that serves the area in which the Property is located and is qualified with ten years experience in the shopping center field, except if the president is not an independent party or otherwise qualified as provided above, in which case the matter shall be submitted to the next senior officer of such association who is independent of both parties and has the requisite experience qualification, who shall make such designation within ten (10) business days after request herefore by either party, in which event such designated broker shall be deemed the "Consulting Broker". With regard to any disagreement or dispute referred to the Consulting Broker pursuant to this subparagraph (iii), such Consulting Broker shall review the matter and render a decision within thirty (30) days after referral of the matter for a decision. Seller and Inland shall each be responsible, for and pay one-half (1/2) of the Consulting Broker's reasonable fees and expenses incurred in connection with rendering its decision pursuant to this subparagraph (iii), and have the right to exercise all rights and remedies available to it to enforce the Consulting Broker's decision.

     4. Escrow Agent acknowledges that it has received compensation for its services performed pursuant to this Escrow Agreement; PROVIDED, HOWEVER, in the event of a dispute between Seller and Inland concerning disbursement of the Escrowed Funds or as a result of interpleader, Seller and Inland shall each pay one-half (1/2) of Escrow Agent's reasonable attorneys' fees and cost.

     8. All notices, requests and other communications to any party hereunder and all notices to the Escrow Agent required under this Escrow Agreement shall be in writing (including telecopies, facsimile transmissions, and similar writings) and shall be given to such party at its address, telecopier or facsimile number, set forth below or such other address, telecopier or facsimile number as such party may hereafter specify for that purpose by notice to the other party. If a party sends notice by facsimile, then it shall also send a duplicate copy by hand, U.S. Mail, overnight mail or other means; provided, however, that notice shall be deemed given upon the confirmed transmission of the facsimile copy.

TO SELLER:

Barclays Realty and Management Co.
9777 Wilshire Boulevard, Suite 1009
Beverly Hills, California 90212
Attn: Ruben Poplawski
Facsimile: (310) 276-0878

With copy to:

Perkins Coie
10885 N.E. Fourth Street, Suite
Bellevue, Washington 98004
Attn: Craig Gilbert, Esq.
Facsimile: ________________________

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

TO INLAND:

Inland Real Estate Acquisitions, Inc.
501 Manatee Avenue West
Holmes, Florida 34217
Attn: Steve D. Sanders
Facsimile (941) 779-2000

With copy to:

2901 Butterfield Road
Oak Brook, IL 60523
Facsimile: (630) 218-4900
Attention: Michael J. Moran

TO THE ESCROW AGENT:

Chicago Title Insurance Company
171 North Clark Street
Chicago, IL
Attention: Nancy Castro
Facsimile: (312) 223-2108

Each such notice, request or other communication shall be effective and shall be deemed received (a) if given by telecopier or facsimile transmission, when such telecommunication is transmitted and confirmation of receipt obtained (provided, however, that a duplicate copy shall also be sent to the same party by hand, U.S. Mail, overnight mail or other means), (b) if given by mail, three days after such communication is so deposited, postage prepaid, by registered or certified mail, return receipt requested, in the U.S. Mail, (c) if given by overnight mail, then on the next business day after deposit with a nationally recognized overnight mail service, or (d) if given by any other means, when delivered at the address specified in this Section.

     6. No amendment or modification of this Escrow Agreement shall be effective unless in writing, signed by all of the parties hereto.

     7. Escrow Agent hereby accepts the duties imposed upon it by this Escrow Agreement and agrees to perform such duties subject to the following terms and conditions:

          (a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement.

          (b) In the absence of bad faith, the Escrow Agent may conclusively rely upon written notices and statements or documents received from a party to this Escrow Agreement or from a duly authorized representative of a party to this Escrow Agreement, as Escrow Agent reasonably believes to be genuine, and shall incur no liability on account of such reliance.

          (C) Except where it shall be determined that the Escrow Agent is liable for gross negligence or willful misconduct:

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

               (1) The Escrow Agent shall not be liable for any error of judgment; and

               (2) The Escrow Agent shall not be liable with respect to any action taken or omitted to be taken by the Escrow Agent in accordance with this Escrow Agreement.

          (d) No provision of this Escrow Agreement shall be construed to require the Escrow Agent to expend or risk the Escrow Agent's own funds or otherwise incur any financial liability in the performance of any of the duties hereunder.

          (e) Escrow Agent shall not be responsible for the validity or the execution of this Escrow Agreement.

          (f) The parties shall indemnify and hold Escrow Agent harmless from and against any and all loss, liability, claim, damage or expense (hereinafter collectively "Damages"), including reasonable attorney's fees, (1) which Escrow Agent may incur or suffer by reason of its performance under this Escrow Agreement (except Escrow Agent's gross negligence or willful misconduct) for which such party is responsible, and (2) which arise from or relate to any action by or failure of such party related to the subject matter of this Escrow Agreement.

     8. This document may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single document.

     9. This Escrow Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of Seller, Inland and Escrow Agent and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of Seller, Inland and Escrow Agent will constitute originally signed copies of the same agreement requiring no further execution.

     10.  Time is of the essence of this Escrow Agreement and the terms hereof.

     11. The Liability of each Seller under this Escrow Agreement is and shall be joint and several.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]
              [See following pages for counterpart signature pages]

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

                     SELLER'S COUNTERPART SIGNATURE PAGE TO
                                ESCROW AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the ______ day of May, 2004 as to Seller.

SELLER:

NORTHPOINTE DELAWARE, LLC,
a Delaware limited liability company

By:  Barclay's Realty and Management Co., its
     Authorized agent


     By:
        --------------------------------
           Eric J. Diamond
           Vice President

CHULA VISTA PLAZA, LLC, a California
limited liability company

By:  Barclay's Realty and Management Co., its
     Authorized agent


     By:
        --------------------------------
           Eric J. Diamond
           Vice President

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

                     INLAND'S COUNTERPART SIGNATURE PAGE TO
                                ESCROW AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the _______ day of May, 2004 as to Inland.

INLAND:

INLAND WESTERN SPOKANE
NORTHPOINTE, L.L.C, a Delaware
limited liability company

By:  INLAND WESTERN RETAIL
     REAL ESTATE TRUST, INC.,
     a Maryland corporation, its sole member


     By: /s/ [ILLEGIBLE]
        ------------------------------------
           Name:
                ----------------------------
           Its: [ILLEGIBLE]
                ----------------------------

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

                  ESCROW AGENT'S COUNTERPART SIGNATURE PAGE TO
                                ESCROW AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the _______ day of May, 2004 as to Escrow Agent.

                                        ESCROW AGENT:

                                        CHICAGO TITLE INSURANCE COMPANY


                                        By:
                                           ------------------------
                                        Name:
                                             ----------------------
                                        Title:
                                              ---------------------

NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

                                    EXHIBIT A

                                 [SEE ATTACHED]


NORTHPOINTE-CAMRECONCILIATIONAGREEMENT

NORTHPOINTE PLAZA
OTHER CLOSING ITEMS
AS OF MAY 20, 2004

                                            BALANCE         2003       CAM/INS
 UNIT             TENANT                   AS OF 5/20      RECENT      CHARGE *       TOTAL      REMARKS
------------------------------------------------------------------------------------------------------------------------------
100    SAFEWAY STORE                                                  14,070.13     14,070.13
1-B    MARKS HALLMARK                                    (6,091.08)                 (6,091.08)
1-C    GREAT CLIPS                                       (2,021.33)                 (2,021.33)
1-D    MAIL BOXES, ETC.                     1,300.00                                 1,300.00    Additional security deposit
1-F    MOTHER'S CUPBOARD                                 (1,929.97)                 (1,929.97)
200    BORDERS                                           (3,834.14)                 (3,834.14)
300    BEST BUY                            (9,113.98)   (11,572.28)    5,090.20    (15,596.06)
400    STAPLES                                            1,104.37     2,888.97      3,993.34
450    PETSMART                            (2,416.32)    (7,158.48)    2,960.80     (6,614.00)
4-A    PAYLESS SHOES #3567                   (474.87)      (205.36)                   (680.23)
4-B    BATH & BODY WORKS                     (969.60)      (716.28)                 (1,685.88)
4-C    SALLY BEAUTY                           625.41     (2,080.71)                 (1,455.30)   Rent Adj March to May
500    TARGET #636                            955.22      3,864.47                   4,819.69
5-A    RADIO SHACK #3766                      (88.39)       623.62                     712.01
5-B    AMERICA'S BEST                                    (5,501.71)                 (5,501.71)
5-C    MARK WEBS                              750.00     (1,817.89)                 (1,067.89)   Rent Increase Feb to May
600    T.J. MAXX #690                                     1,251.01     1,643.59      2,894.60
700    FASHION BUG #2313                     (501.10)     3,301.74                   2,800.64
900    GART SPORTS                        (35,850.06)   (46,259.75)                (82,109.81)
940    LINENS 'N THINGS                         0.03      3,311.47                   3,311.50
1000   COUNTRY BUFFET                                   (14,134.79)                (14,134.79)
FAD 1  SAFEWAY GAS BAR                                                 1,731.42      1,731.42
   2   PAY DAY PLUS                                        (835.02)                   (835.02)
   3   PIZZA HUT                                           (407.56)                   (407.56)
   4   RED ROBIN REST                                    (8,544.10)                 (8,544.10)
   5   PIER ONE                                             569.84     3,222.13      3,791.97
   6   HOLLYWOOD VIDEO                        329.59     (5,527.37)                 (5,197.78)
  7A   AZTECA RESTAURANT                                 (1,864.70)                 (1,864.70)
  7B   CORRAL WEST                                       (9,161.84)                 (9,161.84)
  7C   VACANT                                                                            0.00
  7D   FOXY NAIL                                         (2,229.88)                 (2,229.88)
   8   TACO BELL                                         (1,329.26)                 (1,329.26)
   9   WA MUTUAL BANK                        (559.50)    (5,294.39)                 (5,853.89)
  10   APPLE BEE'S                                         (318.68)                   (318.68)
                                           ---------------------------------------------------
         Total                               (46,014)  (124,?3?.27)   31,607.24   (139,???.60)
                                           ===================================================

        *CAM/Insurance charge for tenants billed on Actual.

[ILLEGBILE]
[ILLEGBILE]
[ILLEGBILE]

                                    EXHIBIT A

                             FORM GUARANTY OF LEASE

     THIS GUARANTY OF LEASE (this "Guaranty") is made as of the ___ day of _________, 2004, by NORTHPOINT DELAWARE LLC, a Delaware limited liability company and CHULA VISTA PLAZA LLC, a California limited liability company (collectively, "Guarantor"), to and for the benefit of INLAND WESTERN SPOKANE NORTHPOINTE, L.L.C., a Delaware limited liability company ("Purchaser").

                                R E C I T A L S:

     A. Seller and Purchaser previously entered into that certain Agreement of Purchase and Sale dated as of March 23, 2004 (the "Agreement"), with respect to certain real property and all improvements thereon commonly known as Northpointe Plaza Shopping Center, Spokane, Washington, and more particularly described in the Agreement. All capitalized terms which are not expressly defined in this Guaranty, but which are defined in the Agreement, shall have the same meaning herein as are ascribed to such terms in the Agreement.

     B.   By Letter dated April 21, 2004, Purchaser terminated the Agreement.

     C. By Reinstatement of and First Amendment to Agreement of Purchase and Sale dated as of _________, 2004, Seller and Purchaser reinstated the Agreement in its entirety and amended the Agreement (the "Amendment").

     D. Pursuant to the Amendment, Seller agreed to fully, irrevocably and unconditionally guaranty the full and prompt payment by Corral West Ranchwear, Inc. ("Corral"), of any and all rent, including, without limitation, minimum rent and Corral's pro rata share of so-called common area maintenance expenses, taxes and insurance premiums (collectively, "Rent"), that becomes due any payable during the period of time commencing as of the Closing and ending on the first (1st) anniversary of the Closing under and pursuant to that certain Shopping Center Lease, dated as of February 4, 1991, between Guarantor (as assignee of landlord's interest thereunder) and Corral, as amended by that certain Agreement Amending Terms of Existing Lease, dated as of April 1, 1997, as further amended by that certain Agreement Amending Terms of Existing Lease, dated as of December ____, 2000, and as further amended by that certain Agreement Setting Lease Terms, dated as of August 21, 2001 (collectively, the "Corral Lease").

     E. The execution and delivery of this Guaranty by Guarantor is a material inducement to Purchaser to close the transaction contemplated by the Agreement and the Amendment.

     NOW, THEREFORE, in consideration of the Recitals set forth above and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

     1. RECITALS. The Recitals set forth above are, by this reference, incorporated herein as if the same had been fully set forth in the body of this Guaranty in their entirety.

     2. GUARANTY. Guarantor absolutely, unconditionally and irrevocably hereby guarantees to Purchaser: (a) The full and prompt payment when due, whether upon acceleration or otherwise, and at all times thereafter, of any and all Rent which may now be or hereafter become due any payable by Corral under and pursuant to the Lease during the period of time commencing as of the Closing and ending on the first (1st) anniversary of the Closing; and (b) payment of all Enforcement Costs (as defined in Section 8 below) (all of the foregoing to be collectively referred to herein as "Liabilities"). For the purposes of

NORTHPOINTE-REINSTATEMENTOFCONTRACT.02
this Guaranty any voluntary or involuntary bankruptcy or similar proceeding filed by or against Corral shall have no effect on Guarantor's liability under this Guaranty, and the amount of Rent guaranteed by Guarantor in such instance shall be the amount of Rent that becomes or would have become due any payable under the Lease as if such bankruptcy or similar event had not occurred.

     3.   PURCHASER'S REMEDIES.

          (a) This Guaranty is an absolute, irrevocable, present and continuing guaranty of payment and not merely a guaranty of collection. In the event of any failure of Corral to fully and timely pay any and all Rent as and when due and payable under the Lease, Guarantor agrees, immediately upon demand by Purchaser, to pay all such Rent to Purchaser. Nothing contained in this Guaranty is intended to or shall limit or restrict any of Purchaser's rights and remedies under and pursuant to the Lease, and Purchaser's pursuit of such rights and remedies shall not affect Guarantor's liability under this Guaranty.

          (b) Notwithstanding anything to the contrary herein contained, in any action to enforce any of the liabilities or obligations of Guarantor under this Guaranty, Purchaser, at its election, may proceed against Guarantor with or without: (i) joining Corral in any such action; (ii) commencing any action against or obtaining any judgment against Corral; or (iii) commencing any proceeding to enforce or realize upon any collateral or other security (including, without limitation, any security deposit or other guaranties) which may be given to secure Corral's obligations under the Lease, or to obtain any judgment, decree or foreclosure sale with respect thereto. Nevertheless, the maintenance of any action or proceeding by Purchaser to recover any sum or sums that may be or become due under the Lease shall not preclude Purchaser from demanding and receiving the payment of such sums from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Corral under the Lease. Guarantor does hereby agree that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, Purchaser may (i) grant to Corral additional time for the payment of Rent, or (ii) avail itself of or exercise any or all of the rights and remedies against Corral provided by law, in equity, or by the Lease, and may proceed either against Corral alone or jointly against Corral and Guarantor or against Guarantor alone without first proceeding or exhausting any remedy or claim against Corral.

     4. RETURN OF PAYMENTS. Guarantor agrees that, if at any time all or any part of any payment made by Guarantor pursuant to this Guaranty and theretofore applied by Purchaser to any Liabilities is rescinded or returned by Purchaser for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), then such Liabilities shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Purchaser, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such payment by Guarantor and application by Purchaser had not been made. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Purchaser so as to compete with Purchaser as a creditor of Corral, until such time as Purchaser shall have been paid in full and Guarantor hereby waives all such rights to the fullest extent permitted by law.

     5. NO DISCHARGE. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Purchaser, or any event or condition except the full, final and unavoidable payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor hereunder shall not be discharged or in any manner affected by: (i) any failure, omission, delay or inadequacy, whether entire or partial, of Purchaser to exercise any right, power or remedy regarding the Lease or to enforce or realize upon (or to make any guarantor a party to the enforcement or realization upon) any of Purchaser's security for the Lease,

NORTHPOINTE-REINSTATEMENTOFCONTRACT.02
including, but not limited to, any impairment or release of such security by Purchaser; (ii) the application of payments received from any source to the payment of any obligation other than the Liabilities, even though Purchaser might lawfully have elected to apply such payments to any part or all of the Liabilities; (iii) the addition or release of any and all other guarantors, obligor and other persons liable for the payment of the Liabilities, and the acceptance or release of any and all other security for the payment of the Liabilities; (iv) any assignment of the Lease or sublease of all or any portion of Corral's premises; or (v) any distress or reentry by Purchaser or dispossession of Corral or any action or remedy taken by Purchaser under the Lease, or any failure to notify Guarantor of any default by Corral; all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (v).

     6. APPLICATION OF AMOUNTS RECEIVED. Any amounts received by Purchaser from whatsoever source on account of any Liabilities may be applied by Purchaser toward the payment of such Liabilities, and in such order of application, as Purchaser may from time to time elect.

     7. WAIVER. Guarantor expressly waives: (i) notice of the acceptance by Purchaser of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) any failure by Purchaser to inform Guarantor of any facts Purchaser may now or hereafter know about Corral, the Lease or the Corral premises, it being understood and agreed that Purchaser has no duty so to inform Guarantor of any circumstances bearing on the Lease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon Purchaser except as expressly set forth in a writing duly signed and delivered on behalf of Purchaser.

     8. ENFORCEMENT COSTS. If: (i) this Guaranty is placed in the hands of an attorney for enforcement or collection or is enforced or collected through any legal proceeding; or (ii) an attorney is retained to represent Purchaser in any proceeding (including, without limitation, any bankruptcy, reorganization, receivership or other proceeding affecting creditors' rights) involving a claim under or related to this Guaranty, then Guarantor shall pay to Purchaser, upon demand, all attorneys' fees, costs and expenses, including, without limitation, court costs and filing fees, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS") in addition to all other amounts due hereunder.

     9. GOVERNING LAW; INTERPRETATION. This Guaranty shall be governed by the laws of the State of Washington, without reference to the conflicts of law principles of that state. The headings of Paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If this Guaranty is executed by more than one person or entity, then references to "Guarantor" herein shall be deemed to refer to each such person or entity and the liability of each such person or entity shall be joint and several, and the release by Purchaser of any of them shall not release or affect in any manner the obligations of any other of them, and this Guaranty shall not be revoked, discharged or impaired as to any such persons or entities by reason of the death or incapacity or insolvency of any other of them. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of this Guaranty. All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

     10. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement between Guarantor and Purchaser with respect to the subject matter hereof and supersedes all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a

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written instrument signed by Purchaser and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all of them together shall constitute one and the same instrument.

     11.  SUCCESSORS AND ASSIGNS.

          (a) This Guaranty shall bind Guarantor and the heirs, assigns, successors, executors, administrators and legal and personal representatives of Guarantor; provided, however, that Guarantor shall not be entitled to assign, transfer or delegate its obligations hereunder. Regardless of whether this Guaranty is executed by more than one person or entity, it is agreed that the undersigned's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Liabilities, and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or nonenforcement of any such other guaranties or other obligations.

          (b) This Guaranty shall inure to the benefit of and be enforceable by Purchaser and Purchaser's beneficiaries, the officers, agents, representatives, employees, partners, members, directors, officers and shareholders of each of them, each of their respective successors and assigns, and each present or subsequent mortgagee of the Property and its successors and assigns.

     12. WAIVER OF JURY TRIAL BY GUARANTOR. Guarantor hereby waives the right to trial by jury in any action or proceeding that hereafter may be instituted in respect of this Guaranty.

     13. NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by a nationally recognized overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt (or refusal of acceptance) if delivered personally or two (2) business days after deposit in the mails, if mailed, or one (1) business day after deposit with an overnight express courier. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

          If to Purchaser:              Inland Real Estate Acquisitions, Inc.
                                        501 Manatee Avenue West
                                        Holmes Beach, Florida 34217
                                        Attn: Steven D. Sanders

          with a copy to:               The Inland Real Estate Group
                                        290l Butterfield Road
                                        Oak Brook, Illinois 60523
                                        Attn: Michael J. Moran

          If to Guarantor:              Barclays Realty and Management Co.
                                        9777 Wilshire Boulevard, Suite 1009
                                        Beverly Hills, California 90212
                                        Attn: Ruben Poplawski

          with a copy to:               Perkins Coie
                                        10885 N.E. Fourth Street, Suite
                                        Bellevue, Washington 98004
                                        Attn: Craig Gilbert, Esq.

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     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date and year first specified above.

                           GUARANTOR:

                           NORTHPOINT DELAWARE LLC, A Delaware limited liability company


                           By:
                              ------------------------------------
                                 Name:
                                      ----------------------------
                                 Its:
                                      ----------------------------

                           CHULA VISTA PLAZA LLC, a California limited liability company


                           By:
                              ------------------------------------
                                 Name:
                                      ----------------------------
                                 Its:
                                      ----------------------------

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